VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: May 20, 2003

a	Aggregate Amount of Collections	$355,232,054.27
	Aggregate Amount of Non-Principal Collections	$2,809,550.19
	Aggregate Amount of Principal Collections	$352,422,504.08
	Pool Balance	$947,725,502.05
	Residual Participation Amount	$447,725,502.05
	Excess Funding Account	$0.00
b	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	52.76%
	Principal Allocation Percentage	N/A
c	Total Amount Distributed on Series 2000-1	$597,875.28
d	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e	Amount of Such Distribution Allocable to Interest on 2000-1	$597,875.28
f	Noteholder Default Amount	$0.00
g	Required Subordinated Draw Amount	$0.00
h	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i	Monthly Servicing Fee	$789,771.25
	Noteholder Monthly Servicing Fee	$416,666.67
j	Controlled Deposit Amount	$0.00
k	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l	Available Subordinated Amount	$91,139,902.81
m	Carry-over Amount	$0.00
n	Reserve Account Balance	$1,750,000.00
o	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER	Page 1
16-May-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days

Current Interest Period	4/21/2003	5/19/2003	29
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$917,510,498.92
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$91,139,902.81
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$90,770,083.61
Incremental Subordinated Amount (previous period)	$42,824,878.13
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.3293800%
Certificate Coupon (annualized)	1.4844%
Prime Rate (annualized)	4.2500000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2356200%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$900,179,539.86
Pool Balance at the Ending of Period	$947,725,502.05
Average Aggregate Principal Balance	$923,952,520.96
Aggregate Principal Collections	$352,422,504.08
New Principal Receivables	$399,968,466.27
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.53%
Weighted Average Interest Rate	3.72%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$52,078,940.83
Used Vehicle Percentage	5.495%
Used Vehicle Percentage During Last Collection Period	5.413%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$40,002,070.31
Largest Dealer Percentage	4.444%
Aggregate Principal Amount of Receivables of Dealers over 2%	$74,709,507.09
SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$355,232,054.27
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,809,550.19
Investment Proceeds	$3,206.24
Aggregate Amount of Principal Collections	$352,422,504.08
Asset Receivables Rate	1.772%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	38.14%
Previous Collection Period Monthly Payment Rate	36.53%
Monthly Payment Rate 2 collection periods ago	31.29%
3-month Average Payment Rate	35.32%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$597,875.28
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$467,717.52
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER	Page 2
16-May-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution

From:	21-Apr-03
To:	19-May-03
Days:	29
LIBOR Rate	1.3293800%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$91,139,902.81	N/A	$611,139,902.81
	1 Series 2000-1	100.00%	$500,000,000.00	$91,139,902.81	104.00%	$611,139,902.81	$500,000,000.00

VW CREDIT, INC. — SERVICER	Page 3
16-May-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS

Initial Invested Amount	$500,000,000.00
Invested Amount	$500,000,000.00
Controlled Accumulation Amount	$0.00
Required Subordinated Amount	$91,139,902.81
Annualized Servicing Fee Rate	1.00%
First Controlled Accumulation Date	TO BE DETERMINED
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

EXCESS SPREAD CALCULATION	3.720%

Weighted Average Rate Charged to Dealers	3.720%
LIBOR	1.329%
Note Rate (LIBOR+15.5 b.p.)	1.484%
Servicing Fee Rate	1.000%
Investor Net Losses	0.000%

Excess Spread	1.236%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$91,139,902.81	$0.00
Floating Allocation Percentage	52.76%	52.76%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$352,422,504.08	$352,422,504.08	N.A.	N.A.
New Principal Receivables	$399,968,466.27	$399,968,466.27	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$91,139,902.81	$0.00
Floating Allocation Percentage	52.76%	52.76%
Non-Principal Receivables
Non-Principal Collections	$1,482,259.46
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$3,206.24

VW CREDIT, INC. — SERVICER	Page 4
16-May-03

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$90,770,083.61	$88,690,352.45
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$90,770,083.61	$88,690,352.45
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$43,194,697.33	$42,824,878.13
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$91,139,902.81	$90,770,083.61
Overconcentration Amount	$74,709,507.09	$70,353,894.34
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,809,550.19	$2,533,383.45
Noteholder Non-Principal Collections	$1,482,259.46	$1,407,154.54
Residual Interestholder Non-Principal Collections	$1,327,290.73	$1,126,228.91
Investment Proceeds	$3,206.24	$3,423.18
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,562,756.43	$4,286,806.63
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$789,771.25	$750,149.62
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67